SUB-ITEM 77Q3

DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 72DD, 73A, 74U AND 74V.

FOR PERIOD ENDING 12/31/2005
FILE NUMBER 811-2699
SERIES NO.: 13


72DD     1.   Total income dividends for which record date passed during the period. (000's Omitted)
              Class A                     $     676
         2.   Dividends for a second class of open-end company shares
              (000s Omitted)
              Class B                     $     251
              Class C                     $     189
              Class R                     $      63
              Institutional Class         $       2

73A           Payments per share outstanding during the entire current period:
              (form nnn.nnnn)
         1.   Dividends from net investment income
              Class A                     $000.2061
         2.   Dividends for a second class of open-end company shares
              (000's omitted)
              Class B                     $000.1449
              Class C                     $000.1449
              Class R                     $000.1885
              Institutional Class         $000.2318

74U.     1.   Number of shares outstanding (000's omitted)
              Class A                         3,457
         2.   Number of shares outstanding of a second class of open-end company shares (000's omitted)
              Class B                         1,764
              Class C                         1,325
              Class R                           345
              Institutional Class                11

74V.     1.   Net asset value per share (to nearest cent)
              Class A                     $   10.41
         2.   Net asset value per share of a second class of open-end company shares (to nearest cent)
              Class B                     $   10.36
              Class C                     $   10.36
              Class R                     $   10.39
              Institutional Class         $   10.42